Exhibit 10.1

SECOND AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

THIS SECOND AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”) is entered into as of this 27th day of June, 2007 (the “Effective Date”), by and among TECHNOLOGY INVESTMENT CAPITAL CORP., a Maryland corporation (the “Borrower”), the Lenders (as defined in the Credit Agreement defined below) and ROYAL BANK OF CANADA, as agent (in such capacity, the “Agent”) for the Lenders.

W I T N E S S E T H:

WHEREAS, the Borrower, the Lenders and the Agent are all parties to that certain Amended and Restated Credit Agreement dated as of April 11, 2006 (as may be further amended, modified, supplemented or restated, the “Credit Agreement”); and

WHEREAS, the Borrower has requested, and the Lenders and the Agent have agreed, subject to the terms hereof, to amend the Credit Agreement as otherwise more fully set forth herein;

NOW, THEREFORE, in consideration of the premises set forth above, the covenants and agreements hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that all capitalized terms used and not defined herein shall have the meanings ascribed thereto in the Credit Agreement, and further agree as follows:

1. Amendment. Schedule 1 of the Credit Agreement is hereby amended by deleting such schedule in its entirety and substituting in lieu thereof the new schedule attached hereto as Exhibit A.

2. No Other Amendments. Notwithstanding the agreement of the Lenders to the terms and provisions of this Amendment, the Borrower acknowledges and expressly agrees that this Amendment is limited to the extent expressly set forth herein and shall not constitute a modification of the Credit Agreement or any other Loan Documents or a course of dealing at variance with the terms of the Credit Agreement or any other Loan Documents (other than as expressly set forth above) so as to require further notice by the Agent or the Lenders, or any of them, of its or their intent to require strict adherence to the terms of the Credit Agreement and the other Loan Documents in the future. All of the terms, conditions, provisions and covenants of the Credit Agreement and the other Loan Documents shall remain unaltered and in full force and effect except as expressly modified by this Amendment. The Credit Agreement and each other Loan Document shall be deemed modified hereby solely to the extent necessary to effect the amendment contemplated hereby.

3. Representations and Warranties. The Borrower hereby represents and warrants in favor of the Agent and each Lender as follows:

(a) Borrower has the corporate power and authority (i) to enter into this Amendment and (ii) to do all other acts and things as are required or contemplated hereunder to be done, observed and performed by them.

(b) This Amendment has been duly and validly executed and delivered by the Borrower, and such Amendment constitutes the legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their respective terms, except as limited by bankruptcy, insolvency or other laws of general application relating to the enforcement of creditors’ rights and general principles of equity.

(c) The execution and delivery of this Amendment and the performance by the Borrower under the Credit Agreement and the other Loan Documents to which it is a party, as amended hereby, do not and will not require the consent or approval of any regulatory authority or governmental authority or agency having jurisdiction over the Borrower or any of its Subsidiaries which has not already been obtained, nor is in contravention of or in conflict with the articles of incorporation or by-laws of the Borrower or any of its Subsidiaries, or any provision of any statute, judgment, order, or material indenture, instrument, agreement, or undertaking to the Borrower or any of its Subsidiaries is a party or by which any of their respective assets or properties is or may become bound.

(d) All of the representations and warranties of the Borrower made under the Credit Agreement (including, without limitation, all representations and warranties with respect to the Subsidiaries) and the other Loan Documents are true and correct in all material respects as of the date hereof, after giving effect hereto, as if made on the date hereof (except to the extent previously fulfilled in accordance with the terms hereof and to the extent relating specifically to a specific prior date).

(e) There does not exist, after giving effect to this Amendment, any Default under the Credit Agreement.

4. Conditions Precedent; Effective Date. This Amendment shall be effective as of the Effective Date hereof subject to satisfaction of each of the following conditions precedent:

(a) all of the representations and warranties of the Borrower under Section 3 hereof which are made as of the date hereof, being true and correct in all material respects;

(b) receipt by the Agent of counterparts hereof executed by the Required Lenders and the Borrower; and

(c) receipt by the Agent of fully executed Assignment and Assumption Agreements in the form of Exhibit A-1 and A-2 hereto.

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5. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such separate counterparts shall together constitute one and the same instrument.

6. Loan Documents. Each reference in the Credit Agreement or any other Loan Document to the term “Credit Agreement” shall hereafter mean and refer to the Credit Agreement as amended hereby and as the same may hereafter be amended.

7. GOVERNING LAW. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK, APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN NEW YORK.

8. Severability. Any provision of this Amendment which is prohibited or unenforceable in any jurisdiction shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof in that jurisdiction or affecting the validity or enforceability of such provision in any other jurisdiction.

Capitalized terms used in this Amendment and not otherwise defined herein are used as defined in the Credit Agreement.

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment or caused it to be executed under seal by their duly authorized officers, all as of the day and year first above written.

TECHNOLOGY INVESTMENT CAPITAL CORP., as Borrower

By:	/s/ Saul B. Rosenthal
Name:	Saul B. Rosenthal
Title:	President

ROYAL BANK OF CANADA, as Agent

By:	/s/ Gail Watkin
Name:	Gail Watkin
Title:	Manager, Agency

ROYAL BANK OF CANADA, as Lender

By:	/s/ D.W. Scott Johnson
Name:	D.W. Scott Johnson
Title:	Authorized Signatory

BRANCH BANKING AND TRUST COMPANY, as a Lender

By:	/s/ Greg Drabik
Name:	Greg Drabik
Title:	Assistant Vice President

COMMERZBANK AG, NEW YORK BRANCH, as a Lender

By:	/s/ Maureen A. Carson
Name:	Maureen A. Carson
Title:	Assistant Vice President

By:	/s/ Joseph J. Hayes
Name:	Joseph J. Hayes
Title:	Vice President

SCHEDULE 1

Commitments

Lender	Commitment
Royal Bank of Canada	$75,000,000
Branch Banking and Trust Company	$75,000,000
Commerzbank AG	$30,000,000

Exhibit A-1

Royal Bank of Canada Assignment and Assumption Agreement

Exhibit A-2

Branch Banking and Trust Company Assignment and Assumption Agreement